UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

KINGTONE WIRELESSINFO SOLUTION HOLDING LTD
(Exact name of registrant as specified in its charter)

British Virgin Islands	Not Applicable
(State of incorporation of organization)	(I.R.S. Employer Identification No.)

3 rd Floor, Borough A, Block A. No.181, South Taibai Road, Xi’an, Shaanxi Province, People’s Republic of China	710065
(Address of principal executive offices)	(Zip Code)

Title of each class To be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, par value $0.001 per share	The Nasdaq Stock Market LLC*

American Depositary Shares, each representing one Ordinary Share	The Nasdaq Stock Market LLC

*     Application to be made for listing, not for trading, but only in connection with the registration of the American depositary sharespursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(D), check the following box.   ☐

Securities Act registration statement file number to which this form relates: 333-166056 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The description of the securities being registered that appears under the captions “Description of Share Capital” and “Description of American Depositary Shares” in the prospectus that constitutes Part I of the Registrant’s registration statement on Form F-1 (Registration No. 333-166056), initially filed with the Securities and Exchange Commission (the “Commission”) on April 13, 2010, as amended by Amendment No. 1 to Form F-1 filed with the Commission on April 29, 2010, as amended by Amendment No. 2 to Form F-1 filed with the Commission on May 5, 2010, and as may be further amended from time to time, is incorporated by reference into this registration statement. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act that includes a description of the securities to be registered hereunder is also incorporated by reference into this registration statement. Copies of each description will be filed with The NASDAQ Stock Market LLC.

Item 2.   Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereof duly authorized.

Registrant:	KINGTONE WIRELESSINFO SOLUTION HOLDING LTD

Date: May 7, 2010
	By:	/s/ Peng Zhang
Peng Zhang
Chief Executive Officer